Exhibit 99.1

Kestra Medical Technologies Reports Third Quarter Fiscal 2026 Financial Results

KIRKLAND, Wash., March 17, 2026 (GLOBE NEWSWIRE) – Kestra Medical Technologies, Ltd. (Nasdaq: KMTS), a leading wearable medical device and digital healthcare company, today reported financial results for the third quarter fiscal 2026, which ended January 31, 2026.

Financial Highlights

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Generated revenue of $24.6 million in Q3 FY26, an increase of 63% compared to the prior year period.
•
Expanded gross margin to 52.6% in Q3 FY26 compared to 43.4% in the prior year period.
•
Increased FY26 revenue guidance to $93 million, representing growth of 55% compared to FY25.

“Kestra delivered another strong quarter of financial performance, generating revenue growth of 63% while expanding gross margin to over 52%,” said Brian Webster, President and CEO. “We also continued to execute on several key operational objectives, including rapid growth of the commercial organization, release of compelling primary results from our FDA post-approval study, fortification of our balance sheet with an equity offering, and entrance into a strategic collaboration with Biobeat Technologies. As we progress on our journey to category leadership, our team remains focused on growing the wearable defibrillator market and executing on our commitments to patients and their prescribers.”

Third Quarter Fiscal 2026 Financial Results

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Total revenue was $24.6 million, an increase of 63% compared to the prior year period.
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5,462 prescriptions were written for the ASSURE® system, an increase of 58% compared to the prior year period.
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Revenue growth was driven by higher market share and wearable cardioverter defibrillator (WCD) market expansion. Revenue also benefited from a higher mix of in-network patients and improvements in revenue cycle management capabilities.
•
Gross profit was $12.9 million compared to $6.5 million in the prior year period.
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Gross margin expanded to 52.6% compared to 43.4% in the prior year period, driven by volume leverage, a higher mix of in-network patients and cost improvement programs.
•
GAAP operating expenses were $47.7 million and included $1.5 million of non-recurring costs. GAAP operating expenses were $27.1 million in the prior year period.
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Excluding non-recurring costs and share-based compensation expense, operating expenses were $36.1 million in Q3 FY26 compared to $24.8 million in Q3 FY25. The increase was attributable to growth in expenses related to accelerated commercial expansion and public company costs.
•
GAAP net loss and comprehensive loss was $34.2 million compared to GAAP net loss and comprehensive loss of $21.8 million in the prior year period.
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Adjusted EBITDA* loss was $21.2 million compared to an adjusted EBITDA loss of $16.3 million in the prior year period.

•
Cash and cash equivalents totaled $291 million as of January 31, 2026.
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Cash and cash equivalents includes the net proceeds Kestra received from an underwritten public offering of 6.9 million common shares, which closed on December 4, 2025.

*Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” below for additional information. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in this press release.

Fiscal Year 2026 Revenue Guidance

Kestra is increasing its FY26 revenue guidance to $93 million, which would represent growth of 55% compared to FY25. This compares to prior FY26 revenue guidance of $91 million and initial FY26 guidance of $85 million.

Webcast and Conference Call

Kestra will host a conference call today at 4:30 p.m. ET to discuss financial results. A live and archived webcast of the event will be available in the “Events” section of the investor relations website.

Use of Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Kestra’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

Adjusted EBITDA, which is calculated as net income (loss), as adjusted to exclude other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, share-based compensation expense, and non-recurring expenses, is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate the Company’s performance for both strategic and annual operating planning. Management believes that in order to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of Adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of our ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare our period-over-period results.

The non-GAAP financial measures used by Kestra may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Kestra’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of Adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

Forward-Looking Statements

Except where otherwise noted, the information contained in this press release is as of March 17, 2026. Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; business plans, strategy, goals and prospects; and expectations for our products. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Kestra’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market adoption of our products; competitive pressures; our ability to adapt our manufacturing and production capacities to evolving patterns of demand, governmental actions and customer trends; product defects or complaints and related liability; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; risks and uncertainties related to market conditions; and other risks and uncertainties, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 and other filings filed or to be filed with the U.S. Securities and Exchange Commission (“SEC”). These filings, when made, are available on the Investor Relations section of our website at https://investors.kestramedical.com/ and on the SEC’s website at https://sec.gov/.

About Kestra

Kestra Medical Technologies, Ltd. is a leading wearable medical device and digital healthcare company focused on transforming patient outcomes in cardiovascular disease using monitoring and therapeutic intervention technologies that are intuitive, intelligent, and connected. For more information, visit www.kestramedical.com.

Investorcontact

Neil Bhalodkar

neil.bhalodkar@kestramedical.com

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025

Revenue	$24,552	$15,090	$66,488	$42,582
Cost of revenue	11,646	8,543	33,307	26,005
Gross profit	12,906	6,547	33,181	16,577
Operating expenses:
Research and development	4,972	3,353	13,850	10,266
Selling, general and administrative	42,699	23,795	114,728	64,477
Total operating expenses	47,671	27,148	128,578	74,743
Loss from operations	(34,765)	(20,601)	(95,397)	(58,166)
Other expense (income):
Interest expense	1,888	1,783	5,702	5,974
Interest income	(2,163)	(628)	(6,125)	(1,543)
Other expense (income)	(359)	(15)	(2,299)	73
Net loss before provision for income taxes	(34,131)	(21,741)	(92,675)	(62,670)
Provision for income taxes	35	18	102	33
Net loss and comprehensive loss	(34,166)	(21,759)	(92,777)	(62,703)
Net loss attributable to non-controlling interest	—	(250)	—	(942)
Net loss and comprehensive loss attributable to Kestra Medical Technologies, Ltd.	(34,166)	(21,509)	(92,777)	(61,761)
Less: Undeclared preferred stock dividends	—	3,324	—	9,030
Net loss attributable to common shareholders, basic and diluted	$(34,166)	$(24,833)	$(92,777)	$(70,791)

Net loss per share attributable to common shareholders, basic and diluted	$(0.61)	$(1.25)	$(1.76)	$(3.56)
Weighted-average shares of common shares outstanding, basic and diluted	55,848,413	19,885,382	52,843,097	19,885,382

RECONCILIATION OF GAAP NET LOSS AND COMPREHENSIVE LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025

GAAP Net loss and comprehensive loss	$(34,166)	$(21,759)	$(92,777)	$(62,703)
Non-GAAP Adjustments:
Interest expense	1,888	1,783	5,702	5,974
Interest income	(2,163)	(628)	(6,125)	(1,543)
Other expense (income)	(359)	(15)	(2,299)	73
Provision for income taxes	35	18	102	33
Depreciation expense	1,984	1,888	6,384	6,132
Share-based compensation expense	10,108	459	23,340	1,958
Non-recurring expenses	1,482	1,927	5,396	1,927
Adjusted EBITDA	$(21,191)	$(16,327)	$(60,277)	$(48,149)

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	January 31,	April 30,
	2026	2025

Assets
Current assets
Cash and cash equivalents	$291,321	$237,595
Accounts receivable, net	12,709	8,081
Disposable medical equipment supplies	6,829	6,572
Prepaid expenses and other current assets	3,204	3,080
Total current assets	314,063	255,328

Right-of-use assets	3,419	2,078
Deposits	1,847	2,021
Restricted cash	334	334
Property and equipment, net	53,799	34,830
Other long-term assets	5,880	1,153
Total assets	$379,342	$295,744

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$24,023	$23,961
Accrued liabilities	18,898	13,829
Operating lease liabilities, current portion	10	187
Total current liabilities	42,931	37,977

Operating lease liabilities, net of current portion	4,276	3,026
Warrant liabilities	1,745	8,097
Other long-term liabilities	140	140
Long-term debt, net	42,261	41,098
Total liabilities	91,353	90,338

Commitments and contingencies

Shareholders’ equity

Common Shares, $1.00 par value; 100,000,000 shares authorized as of January 31, 2026 and April 30, 2025; 58,349,053 issued and outstanding as of January 31, 2026 and 51,348,656 shares issued and outstanding as of April 30, 2025	58,349	51,349
Additional paid-in capital	842,666	674,306
Accumulated deficit	(613,026)	(520,249)
Total shareholders’ equity	287,989	205,406
Total liabilities and shareholders’ equity	$379,342	$295,744

KESTRA MEDICAL TECHNOLOGIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended January 31,
	2026	2025
Cash flows from operating activities
Net loss	$(92,777)	$(62,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,384	6,132
Loss on disposal of property and equipment	727	882
Reserve for lost equipment and supplies	1,600	647
Provision for uncollectible accounts receivable	1,515	1,883
Interest paid-in-kind	—	703
Amortization of debt discounts and issuance costs	1,406	1,031
Share-based compensation expense	23,340	1,958
Non-cash lease expense	273	330
Change in fair value of warrant liabilities	(2,297)	—
Changes in operating assets and liabilities:
Disposable medical equipment supplies	(466)	(2,823)
Prepaid expenses and other current assets	421	(431)
Accounts receivable	(6,143)	(7,814)
Accounts payable	(647)	3,665
Accrued liabilities	4,192	2,730
Operating lease liabilities	(541)	228
Other long-term assets	30	30
Net cash used in operating activities	(62,983)	(53,552)
Cash flows from investing activities
Purchases of property and equipment	(25,228)	(15,547)
Deposits for medical rental equipment	(527)	(627)
Refund of deposits for medical rental equipment	184	270
Investment in equity security	(5,000)	—
Net cash used in investing activities	(30,571)	(15,904)
Cash flows from financing activities
Proceeds from issuance of common stock	149,291	—
Payment of equity issuance costs	(1,986)	(3,293)
Deemed dividend for payments to third party on behalf of shareholder	(25)	(1,648)
Proceeds from issuance of redeemable preferred stock	—	103,400
Proceeds from issuance of stock to non-controlling interest	—	17,100
Net cash provided by financing activities	147,280	115,559
Net increase in cash, cash equivalents and restricted cash	53,726	46,103
Cash, cash equivalents and restricted cash
Beginning of period	237,929	8,583
End of period	$291,655	$54,686